Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation / Formation	Ownership Interest
Energy Publishing Pty Limited	Australia	100%
IHS Australia Pty. Ltd.	Australia	100%
IHS Markit Group (Australia) Pty Ltd	Australia	100%
R.L. Polk Australia Pty Ltd	Australia	100%
IHS EMEA Holding SRL	Barbados	100%
IHS Markit Global SRL	Barbados	100%
Limited liability company “IHS Global”	Belarus	100%
CoreOne Technologies (Belgium) BVBA	Belgium	100%
IHS Markit Ltd.	Bermuda	100%
IHS Informcoese e Insight Ltda.	Brazil	100%
CoreOne Technologies DeltaOne Solutions Inc.	California	100%
CarProof Corporation	Canada	100%
IHS Markit Canada Limited	Canada	100%
Beijing Polk-Catarc Vehicle Information Consulting Company Limited	China	75%
CMAI Shanghai Ltd.	China	100%
CSM Worldwide (Shanghai) Co. Ltd.	China	100%
Global Insight (Beijing) Ltd.	China	100%
IHS (Beijing) Trading Company Ltd	China	100%
IHS (Shenzhen) Company Limited	China	100%
IHS Markit Group Limited (WFOE)	China	100%
iSuppli Asia Shanghai Limited	China	100%
PFC Energy Beijing Ltd	China	100%
IHS Global Colombia S.A.S.	Colombia	100%
IHS Herold Inc.	Connecticut	100%
AMM Holding Corporation	Delaware	78%
automotiveMastermind Inc.	Delaware	100%
BBHCP CTI Holdco LLC	Delaware	100%
Compliance Technologies International LLC	Delaware	100%
CoreOne Technologies Holdings LLC	Delaware	100%
CoreOne Technologies LLC	Delaware	100%
Correctnet LLC	Delaware	100%
DisplaySearch LLC	Delaware	100%
IHS Global Holding LLC	Delaware	100%
IHS Global Inc.	Delaware	100%
IHS Global Investments LLC	Delaware	100%
IHS Holding Inc.	Delaware	100%
IHS Inc.	Delaware	100%
IHS Markit Global LLC	Delaware	100%
IHS Markit KY3P LLC	Delaware	85%
JOC Group Inc.	Delaware	100%
Markit CTI Holdings LLC	Delaware	100%
Markit North America Inc.	Delaware	100%
Markit On Demand Inc.	Delaware	100%

Markit Securities Finance Analytics Inc.	Delaware	100%
MarkitOne Holdings LLC	Delaware	100%
MarkitSERV LLC	Delaware	100%
Premier Data Services Incorporated	Delaware	100%
R.L. Polk & Co	Delaware	100%
RL 2015 LLC	Delaware	100%
IHS Global ApS	Denmark	100%
IHS Global SAS	France	100%
Carfax Europe GmbH	Germany	97%
IHS Global GmbH	Germany	100%
CoreOne Technologies Hong Kong Limited	Hong Kong	100%
Global Insight (Hong Kong) Ltd.	Hong Kong	100%
IHS Hong Kong Limited	Hong Kong	100%
IHS Markit Group (Hong Kong) Limited	Hong Kong	100%
iSuppli Asia Limited	Hong Kong	100%
CoreOne Technologies India Pvt Ltd	India	100%
IHS Global Private Ltd.	India	100%
Information Mosaic S/W Pvt Ltd	India	100%
Markit India Services Private Limited	India	100%
IHS Markit Indonesia PT	Indonesia	100%
IHS Finance ULC	Ireland	100%
Information Mosaic Limited	Ireland	100%
Markit Operations Designated Activity ULC	Ireland	100%
IHS Global S.R.L.	Italy	100%
IHS Global KK	Japan	100%
IHS Markit Group (Japan) KK	Japan	100%
IHS Markit Kazakhstan LLP	Kazakhstan	100%
CSM Worldwide Korea Yuhan Hoesa	Korea	100%
IHS Markit Korea Ltd	Korea	100%
IHS Global Luxembourg S.à r.l.	Luxembourg	100%
IHS Global (Malaysia) Sdn. Bhd.	Malaysia	100%
IHS Markit (Malaysia) Sdn. Bhd.	Malaysia	100%
Information Handling Services (Malaysia) Sdn. Bhd.	Malaysia	95%
Information Mosaic Asia Sdn Bhd Ltd	Malaysia	100%
Axxis Software, LLC	Maryland	100%
Oil Price Information Service, LLC	Maryland	100%
PointLogic Energy LLC	Maryland	100%
Information Handling Services Mexico, SA de CV	Mexico	100%
CSM Asia Corporation	Michigan	100%
Polk Carfax Inc.	Michigan	100%
Macroeconomic Advisors LLC	Missouri	100%
Macroeconomic Consultants Inc.	Missouri	100%
Carfax Nederlands B.V.	Netherlands	100%
IHS Global B.V.	Netherlands	100%
Markit N.V.	Netherlands	100%
The Transaction Auditing Group Inc.	Nevada	100%
IHS Global AS	Norway	100%
IHS Global Inc. LLC	Oman	100%
Carfax, Inc.	Pennsylvania	100%

IHS Global Sp Z.o.o.	Poland	100%
IHS Global Limited LLC	Qatar	100%
OPIVNAVX Content Factory SRL	Romania	100%
Chemical Market Associates PTE. Ltd.	Singapore	100%
IHS Global Pte Limited.	Singapore	100%
IHS Markit Asia Pte Ltd	Singapore	100%
Information Mosaic Asia Pte Ltd	Singapore	100%
Option Computers Pte Ltd	Singapore	100%
IHS Information & Insight (PTY) Ltd	South Africa	100%
ThinkFolio (PTY) Ltd	South Africa	100%
Carfax Historial De Vehiculos SL	Spain	100%
IHS Global Information Spain SL	Spain	100%
Carfax Sverige AB	Sweden	100%
IHS Global AB	Sweden	100%
IHS Global Capital GmbH	Switzerland	100%
IHS Global Finance GmbH	Switzerland	100%
IHS Global Funding GmbH	Switzerland	100%
IHS Global Holding GmbH	Switzerland	100%
IHS Global Investments GmbH	Switzerland	100%
IHS Global SA	Switzerland	100%
IHS Global Taiwan Limited	Taiwan	100%
Data Logic Services Corp	Texas	100%
Markit WSO Corporation	Texas	100%
Purvin & Gertz LLC	Texas	100%
CSM Worldwide (Thailand) Co. Ltd.	Thailand	100%
IHS Global (Thailand) Ltd	Thailand	100%
IHS Global FZ LLC	United Arab Emirates	100%
CoreOne Technologies- DeltaOne Solutions Limited	United Kingdom	100%
IHS Global Investments Limited	United Kingdom	100%
IHS Global Limited	United Kingdom	100%
IHS Group Holdings Limited	United Kingdom	100%
IHS International Holdings Limited	United Kingdom	100%
IHS Markit Benchmark Administration Limited	United Kingdom	100%
IHS Markit Global Capital Ltd.	United Kingdom	100%
IHS Markit Global Finance Limited	United Kingdom	100%
IHS Markit Global Funding Limited	United Kingdom	100%
IHS Markit Global Limited	United Kingdom	100%
IHS Markit Group Holdings Limited	United Kingdom	100%
IHS Markit Holdings 2 Limited	United Kingdom	100%
IHS Markit Holdings Limited	United Kingdom	100%
IHS Markit Investments Limited	United Kingdom	100%
IHS Markit KYC Services Limited	United Kingdom	100%
IHS Markit Lending 1 Limited	United Kingdom	100%
IHS Markit Lending 2 Limited	United Kingdom	100%
Markit Economics Limited	United Kingdom	100%
Markit EDM Limited	United Kingdom	100%
Markit Equities Limited	United Kingdom	100%
Markit Group Limited	United Kingdom	100%
Markit Group UK Limited	United Kingdom	100%

Markit Indices Limited	United Kingdom	100%
Markit Securities Finance Analytics Limited	United Kingdom	100%
Markit Valuation Services Limited	United Kingdom	100%
Markit Valuations Limited	United Kingdom	100%
MarkitSERV FX Limited	United Kingdom	100%
MarkitSERV Holdings Limited	United Kingdom	100%
MarkitSERV Limited	United Kingdom	100%
Option Computers Limited	United Kingdom	100%
Polk Europe Holdings Limited	United Kingdom	100%
Prism Valuation Limited	United Kingdom	100%
R.L. Polk UK Ltd	United Kingdom	100%
RCP Trade Solutions Limited	United Kingdom	100%
Rushmore Associates Limited	United Kingdom	100%
ThinkFolio Ltd.	United Kingdom	100%
Root Wireless, Inc.	Washington	100%